Exhibit 10.1

AMENDMENT NO. 2

THIS AMENDMENT NO. 2 (this “Agreement”), dated as of May 7, 2021, is among Lippert Components, Inc., a Delaware corporation (“Lippert”), LCI INDUSTRIES B.V., a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70655421 (“LCI BV”), LCI Industries Pte. Ltd., a company incorporated under the laws of Singapore with company registration number 201932119H (the “Singapore Borrower”; together with LCI BV, the “Foreign Borrowers”; and the Foreign Borrowers together with Lippert, the “Borrowers”), LCI Industries, a Delaware corporation (the “Company”), each other Subsidiary of the Company listed on the signature pages hereto (together with the Borrowers and the Company, the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1)    The Borrowers, the Company, the lenders party thereto and the Administrative Agent are parties to the Fourth Amended and Restated Credit Agreement dated as of December 14, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as may be further amended, restated , supplemented or otherwise modified from time to time, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Amended Credit Agreement.

(2)    The Borrower has requested that the Administrative Agent and the Required Lenders agree to certain amendments to the Existing Credit Agreement, and each of the Lenders signatory hereto, which Lenders collectively constitute the Required Lenders referred to in the Existing Credit Agreement, have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement.

SECTION 1. Amendment.    Effective as of the Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a)    Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

“Payment” has the meaning assigned to it in Section 8.06(c).

“Payment Notice” has the meaning assigned to it in Section 8.06(c).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Permitted Convertible Notes; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the

Borrower from the sale of such Permitted Convertible Notes issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Notes” means any unsecured notes issued by the Company and permitted at the time of issuance pursuant to Section 6.01 that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make whole” increases and other customary changes thereto) of shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that the Indebtedness thereunder must satisfy each of the following conditions: (i) such Indebtedness is scheduled to mature after, and does not require any scheduled amortization or other scheduled payments of principal prior to, and does not permit any Loan Party to elect optional redemption or optional acceleration that would be settled on a date prior to, the date that is ninety one (91) days after the Maturity Date as of the date such Indebtedness is issued (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or other fundamental change nor (y) any early conversion of, or any satisfaction of a condition to conversion of, any Permitted Convertible Notes in accordance with the terms thereof, in either case, shall violate the foregoing restriction), (ii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than a Loan Party and (iii) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness of such type (as determined by the board of directors of the Company, or a committee thereof, in good faith).

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock (whether settled in cash, shares or otherwise) sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

(b)    The definitions of “EBITDA” and “Indebtedness” in Section 1.01 of the Credit Agreement (Defined Terms) are hereby amended and restated in their entirety as follows:

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary losses or charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), and (vi) transactions costs (including fees and premiums (x) related to the Loan Documents, the Prudential Shelf Agreement and related documents and the transactions contemplated thereby, (y) in connection with the issuance or offering of Equity Interests, acquisitions and similar investments, dispositions of any Person or all or substantially all of the assets or division or product line of any Person, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions (or any of the foregoing transactions that are proposed and not consummated) and (z) related to any Permitted Bond Hedge Transactions, Permitted Convertible Notes, Permitted Warrant Transactions and related documents and the transactions contemplated thereby), in an aggregate amount under this clause (vi) not to exceed $5,000,000 in any period of four consecutive fiscal quarters minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, and plus (or minus) adjustments for acquisitions and dispositions as set forth in the definition of Pro Forma Basis.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accrued expenses and current accounts payable incurred in the ordinary course of business and (ii) liabilities associated with customer prepayments and deposits arising in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness which has not been assumed by such Person shall be the lesser of (i) the amount of such obligation and (ii) the Fair Market Value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than performance guaranties), and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and, for the avoidance of doubt, shall exclude any Indebtedness under any Permitted Bond Hedge Transactions and Permitted Warrant Transactions.

(c)    Section 5.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;”

(d)    Section 5.10 of the Credit Agreement (Additional Guarantors; Additional Collateral; Additional Parties to Subordination Agreement) is hereby amended and restated in its entirety as follows:

If any Person (a) after the Effective Date becomes (whether upon its formation, by acquisition of its Equity Interests, or otherwise) and continues to be a Subsidiary of any Loan Party, other than an Immaterial Subsidiary (a “New Subsidiary”), or (b) that was an Immaterial Subsidiary of a Loan Party (x) ceases to be an Immaterial Subsidiary of a Loan Party or (y) becomes a borrower, co-borrower, issuer or guarantor in respect of, or pledges shares of its subsidiaries to secure, the obligations under any Prudential Notes or other Prudential Debt (any such Subsidiary, a “New Guarantor”), the Borrowers shall, within 30 days, furnish notice in writing of such facts to the Administrative Agent and (i) cause such New Subsidiary or other New Guarantor to become a Guarantor (unless such Subsidiary is a “controlled foreign corporation” within the meaning of Code Section 957(a) (a “CFC”), so long as such CFC has not guaranteed or pledged collateral to secure the obligations under any Prudential Notes or other Prudential Debt) pursuant to an instrument in form, scope, and substance satisfactory to the Administrative Agent, (ii) deliver or cause to be delivered, or assign, to the Collateral Agent subject to the Lien in favor of the Collateral Agent under the Pledge Agreement, the certificates representing all Equity Interests of the New Subsidiary or other New Guarantor owned by a Loan Party (or Subsidiary thereof) (provided that if such New Subsidiary or other New Guarantor is a CFC, certificates or other evidence of Equity Interests representing only sixty-five percent (65.00%) of its outstanding Equity Interests shall be delivered and only to the extent that the owner of such Equity Interests is a Loan Party (other than a Foreign Borrower or a CFC), unless in each case any additional such shares have been delivered or pledged to secure the obligations under any Prudential Notes or other Prudential Debt), together with appropriate instruments of transfer required under the Pledge Agreement; and (iii) cause such New Subsidiary or other New Guarantor (unless it is a CFC, so long as such CFC has not guaranteed or pledged collateral to secure the obligations any Prudential Notes or other Prudential Debt) to become a party to the Security Documents pursuant to one or more instruments or agreements satisfactory in form and substance to the Collateral Agent, the effect of which shall be to secure the Obligations by a first priority Lien on and security interest in (which Lien and security interest may be pari passu with a like Lien and security interest in the Notes Collateral Agent for the holders of any Prudential Notes or other Prudential Debt) the Equity Interests of such New Subsidiary or other New Guarantor; provided, however, that in any event, prior to the time that any New Subsidiary or other New Guarantor receives the proceeds of, or makes, any loan or advance or other extension of credit, from or to, or otherwise becomes the obligor or obligee in respect of any Indebtedness of, any Loan Party or Subsidiary thereof, the Borrowers shall (A) cause to be taken, in respect of any such obligor, the action referred to in the preceding clauses (i), (ii), and (iii) to the extent required under the terms of such clauses, and (B) in the case of any such obligee, cause such obligee to become a party to the Subordination Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Administrative Agent.

(e)    Section 6.06 of the Credit Agreement (Swap Agreements) is hereby amended by removing the word “and” at the end of clause (a) thereof and by adding the following at the end thereof:

“and (c) Swap Agreements consisting of Permitted Bond Hedge Transactions or Permitted Warrant Transactions.”

(f)    Section 6.07 of the Credit Agreement (Restricted Payments) is hereby amended by replacing the word “and” at the end of clause (e) thereof with a comma, by replacing the period at the end of clause (f) thereof with a comma and by adding the following at the end of clause (f) thereof:

“(g) the making of cash payments in connection with any conversion, at the election of the holder of any Permitted Convertible Notes, of Permitted Convertible Notes, in an aggregate amount after the date of the applicable indenture governing such Permitted Convertible Notes not to exceed the sum of (A) the principal amount of such Permitted Convertible Notes plus (B) any payments received by the Company or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction and (h) (A) any payments in connection with a Permitted Bond Hedge Transaction and (B) the settlement of any related Permitted Warrant Transaction either (i) in shares of common stock or (ii) in cash by set-off against the related Permitted Bond Hedge Transaction or to the extent such payment is substantially concurrently received under any Permitted Bond Hedge Transaction.”

(g)    Section 7.01(g) of the Credit Agreement is hereby amended by adding the following immediately after the proviso thereto:

“; provided further that this clause (g) shall not apply in respect of any satisfaction of a condition to conversion, or any actual conversion of, any Permitted Convertible Notes;”

(h)    Section 8.06 of the Credit Agreement (Acknowledgement of Lenders and Issuing Banks) is hereby amended by adding the following clause (c) to the Section:

“(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party except to the extent such erroneous Payment was comprised (and solely with respect to the amount of such payment that was comprised) of funds received by the Administrative Agent from any Borrower or any other Loan Party under or in connection with this Agreement.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.”

(i)    Clause (ii)(x) of Section 8.07(d) of the Credit Agreement is hereby amended by adding the phrase “(other than a Foreign Borrower)” after the phrase “a Person that is not a Loan Party” thereof.

SECTION 2. Conditions to Effectiveness. This Agreement and the amendments and waivers set forth herein shall be effective on and as of the date (the “Effective Date”) on which the following conditions shall have been satisfied:

(a)    The Administrative Agent shall have received from each Loan Party, the Administrative Agent and the Required Lenders either (i) an original counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or .pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement (followed promptly by original counterparts to be delivered to the Administrative Agent);

(b)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under the Existing Credit Agreement; and

(c)    The Administrative Agent shall have received satisfactory evidence that the Prudential Shelf Agreement shall have been amended in a manner substantially similar to this Agreement and otherwise reasonably satisfactory to the Administrative Agent.

SECTION 3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender on and as of the Effective Date that:

(a)    The representations and warranties of the Loan Parties set forth in the Credit Agreement and each other Loan Document shall be true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that are qualified by materiality or as to Material Adverse Effect shall be true and correct in all respects on and as of such date; and

(b)    No Default has occurred or is continuing on the Effective Date and immediately after giving effect to this Agreement.

SECTION 4. Confirmation. Each Loan Party agrees that each Loan Document to which it is a party, and each security interest granted by it thereunder, is hereby reaffirmed, ratified, approved and confirmed in each and every respect on and after the Effective Date, except that each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement, as modified by this Agreement. In all other respects, the terms of the Existing Credit Agreement and the other Loan Documents are hereby confirmed.

SECTION 5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6. Miscellaneous. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The provisions of Section 9.09(b), (c), (d) and (e) and Section 9.10 of the Existing Credit Agreement are incorporated herein mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this Agreement with the same force and effect as if set forth herein in their entirety.

SECTION 7. Release. In consideration of the agreements and understandings set forth in this Amendment, each Borrower hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely, finally and forever releases, acquits and discharges each Lender, each Issuing Bank, the Collateral Agent and the Administrative Agent (collectively, the “Released Parties”) from any and all claims, counterclaims, action or actions, cause or causes of action (including any relating in any manner to any existing litigation or investigation), suits, obligations, controversies, defenses, debts, liens, contracts, agreements, covenants, promises, liabilities, damages, penalties, demands, threats, compensation, losses, costs, judgments, orders, interest, fees or expense (including attorneys’ fees and expenses) or other similar items of any kind, type, nature, character or description, including whether in law, equity or otherwise, whether now known or unknown, whether in contract, in tort, under any statute or regulation, or under any other theory of liability or recovery of any nature whatsoever, in each case in favor of, otherwise belonging to, or otherwise assertable by such Borrower (collectively, a “Claim”) relating in any manner whatsoever to any of the Loan Documents, including any Claim arising from or relating to any actions that any of the Released Parties may have taken or omitted to take in connection with this Amendment or the other Loan Documents prior to the date hereof (including with respect to the Obligations and/or any third parties liable in whole or in part for the Obligations) and including any Claim that relates or may relate in any manner whatsoever to any facts, known or unknown, in existence on or at any time prior to the date hereof.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LCI INDUSTRIES

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Chief Financial Officer

LIPPERT COMPONENTS, INC.,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Chief Financial Officer

LCI SERVICE CORP.,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Chief Financial Officer

LIPPERT COMPONENTS MANUFACTURING, INC.,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Chief Financial Officer

INNOVATIVE DESIGN SOLUTIONS, INC.,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Chief Financial Officer

TAYLOR MADE GROUP, LLC,

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Chief Financial Officer

Amendment No. 2

CURT MANUFACTURING, LLC

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Chief Financial Officer

CURT ACQUISITION HOLDINGS, INC.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Chief Financial Officer

LCI INDUSTRIES B.V.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Director B

LCI HOLDING B.V.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Director B

LCI INDUSTRIES PTE. LTD.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: Director

Amendment No. 2

VEADA INDUSTRIES, INC.

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP & CFO

KASPAR RANCH HAND EQUIPMENT, LLC

By:	/s/ Brian M. Hall
Name: Brian M. Hall Title: EVP & CFO

Amendment No. 2

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Thomas W. Harrison
Name: Thomas W. Harrison Title: Executive Director

Amendment No. 2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John E. Burda
Name: John E. Burda Title: Senior Vice President

Amendment No. 2

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brian D. Smith
Name: Brian D. Smith Title: Senior Vice President

Amendment No. 2

TRUIST BANK, AS SUCCESSOR BY MERGER TO SUNTRUST BANK, as a Lender

By:	/s/ James Ford
Name: James Ford Title: Managing Director

Amendment No. 2

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Josh Hovermale
Name: Josh Hovermale Title: Director

Amendment No. 2

BANK OF THE WEST, as a Lender

By:	/s/ David Wang
Name: David Wang Title: Director

Amendment No. 2

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Terrence Ward
Name: Terrence Ward Title: SVP

Amendment No. 2

TRUIST BANK, FORMERLY KNOWN AS BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ James Ford
Name: James Ford Title: Managing Director

Amendment No. 2

FIFTH THIRD BANK, as a Lender

By:	/s/ Craig Ellis
Name: Craig Ellis Title: SVP

Amendment No. 2

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kyle Patterson
Name: Kyle Patterson Title: Senior Vice President

Amendment No. 2